UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2010

CURTISS-WRIGHT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-134	13-0612970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Waterview Boulevard 2nd Floor Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (973) 541-3700

-----------------------
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On Thursday, July 29, 2010, the Company issued a press release announcing financial results for the second quarter ended June 30, 2010. A copy of this press release is attached hereto as Exhibit 99.1. A conference call and webcast presentation will be held on Friday, July 30, 2010 at 10:00am EDT for management to discuss the Company's 2010 first quarter performance. Martin R. Benante, Chairman and CEO, and Glenn E. Tynan, CFO, will host the call.

The financial press release and access to the webcast will be posted on Curtiss-Wright's website at www.curtisswright.com. For those unable to participate, a webcast replay will be available for 90 days on the Company's website beginning one hour after the call takes place. A conference call replay will also be available for 30 days.

Conference Call Replay:

Domestic	(800) 642-1687
International	(706) 645-9291
Passcode:	85527753

The information contained in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

     99.1 Press Release dated July 29, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION
Date: July 29, 2010	By:	/s/ GLENN E. TYNAN Glenn E. Tynan Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 29, 2010